                                                                     EXHIBIT 2.1

                              [US BANCORP LOGO(R)]
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  U.S. BANCORP

     The merger transaction between the former U.S. Bancorp ("old U.S. Bancorp") and Firstar Corporation ("Firstar") was completed on February 27, 2001, with the combined company retaining the U.S. Bancorp name (hereinafter referred to as "U.S. Bancorp"). Shareholders of the old U.S. Bancorp received 1.265 shares of common stock of U.S. Bancorp for each share of old U.S. Bancorp stock they held and Firstar shareholders received one share of common stock of U.S. Bancorp for each share of Firstar stock they held.

     The unaudited pro forma combined selected financial data of U.S. Bancorp for the most recent five years ended December 31, 2000 is shown on page 2. Pages 3 through 7 present the unaudited pro forma combined financial information and explanatory notes of U.S. Bancorp as of December 31, 2000 and for the years ended December 31, 2000, 1999 and 1998. The unaudited pro forma combined selected financial data, financial information and explanatory notes are presented to show the impact of the merger on U.S. Bancorp's historical financial positions and results of operations under the pooling-of-interests method of accounting. Under this method, the recorded assets, liabilities, shareholders' equity, income and expenses of both companies are combined and reflected at their historical amounts. The unaudited pro forma combined selected financial data of U.S. Bancorp gives effect to the merger as if the merger had been consummated at the beginning of the earliest period presented. The unaudited pro forma combined balance sheet of U.S. Bancorp as of December 31, 2000 assumes the merger was consummated on that date. The unaudited pro forma combined statements of income of U.S. Bancorp give effect to the merger as if the merger had been consummated at the beginning of the earliest period presented.

     The unaudited pro forma combined balance sheet of U.S. Bancorp as of December 31, 2000 reflects the effect of an estimated non-recurring pre-tax merger related charge of $800 million, as the underlying plans and actions have been substantially finalized. See note 3 on page 7 for additional information regarding this item. U.S. Bancorp presents net income, and the corresponding per share calculations, excluding merger charges and other nonrecurring items ("adjusted net income") in order to enhance the understanding and assessment of results of operations by highlighting net income attributable to normal, recurring operations of the business. Adjusted net income should not be viewed as a substitute for net income determined in accordance with GAAP. Furthermore, U.S. Bancorp's definition of "merger related charges and other nonrecurring items" may differ from that used by other companies. The table below shows net income, calculated in accordance with GAAP, and the corresponding per share calculations. It also presents adjusted net income and the corresponding per share calculations.

                                                                         YEARS ENDED DECEMBER 31,
                                                         --------------------------------------------------------
      (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)             2000        1999        1998        1997        1996
      ----------------------------------------           --------    --------    --------    --------    --------
IN ACCORDANCE WITH GAAP:
Net Income...........................................    $2,875.6    $2,381.8    $2,132.9    $1,599.2    $1,918.6
Basic EPS............................................        1.51        1.25        1.12        0.87        1.03
Diluted EPS..........................................        1.50        1.23        1.10        0.85        1.01
EXCLUDING MERGER RELATED CHARGES AND OTHER
  NONRECURRING ITEMS:
Adjusted net income..................................    $3,106.9    $2,799.0    $2,519.3    $2,124.0    $1,966.6
Adjusted basic EPS...................................        1.63        1.47        1.33        1.15        1.06
Adjusted diluted EPS.................................        1.62        1.45        1.31        1.13        1.04
                                                         --------    --------    --------    --------    --------

     U.S. Bancorp expects to achieve substantial benefits as a result of the merger, including reduced operating expenses. No assurances can be given with respect to the ultimate level of financial benefits to be realized, if any. The combined pro forma earnings do not reflect anticipated financial expenses or benefits that may accrue as a result of the merger. The combined pro forma information is not indicative of the results of future operations, nor does it necessarily reflect what the historical results of U.S. Bancorp would have been had Firstar and the old U.S. Bancorp been combined during the periods presented. The combined pro forma information is based on historical financial information that has been presented in prior filings of Firstar and the old U.S. Bancorp with the Securities and Exchange Commission (the "SEC").

     These pages are included as Item 7 in Form 8-K Current Report filed with the SEC on March 12, 2001. Additional copies are available by requesting a copy of this Form 8-K Current Report filed with the SEC (without exhibits) by contacting Investor Relations, U.S. Bancorp at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302. Form 8-K Current Report is also available by visiting the U.S. Bancorp web site at WWW.USBANCORP.COM and clicking on Investor/Shareholder Information then SEC Filings.

                                  U.S. BANCORP

              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      YEARS ENDED DECEMBER 31,
                                             --------------------------------------------------------------------------
                                                 2000            1999            1998           1997           1996
                                             ------------    ------------    ------------    -----------    -----------
RESULTS OF OPERATIONS
Interest income (fte)....................    $ 12,313,205    $ 10,794,708    $ 10,570,848    $ 9,923,799    $ 9,287,780
Interest expense.........................       6,028,340       4,794,566       4,863,367      4,391,372      3,989,361
                                             ------------    ------------    ------------    -----------    -----------
Net interest income (fte)................       6,284,865       6,000,142       5,707,481      5,532,427      5,298,419
Noninterest income.......................       4,764,707       4,161,271       3,621,951      2,715,415      2,763,223
                                             ------------    ------------    ------------    -----------    -----------
Net revenue..............................      11,049,572      10,161,413       9,329,432      8,247,842      8,061,642
Noninterest expense......................       5,654,701       5,572,749       5,374,116      4,917,046      4,491,076
Provision for loan losses................         892,443         718,301         543,790        664,427        447,300
                                             ------------    ------------    ------------    -----------    -----------
Pretax net income........................       4,502,428       3,870,363       3,411,526      2,666,369      3,123,266
Net income...............................    $  2,875,619    $  2,381,818    $  2,132,850    $ 1,599,216    $ 1,918,571
PER SHARE DATA:
Basic EPS................................    $       1.51    $       1.25    $       1.12    $      0.87    $      1.03
Diluted EPS..............................    $       1.50    $       1.23    $       1.10    $      0.85    $      1.01
                                             ------------    ------------    ------------    -----------    -----------
AVERAGE BALANCES:
Loans....................................    $118,663,241    $109,833,950    $102,652,396    $95,313,976    $88,046,126
Loans held for sale......................       1,250,453       1,427,454       1,162,187        383,909        376,723
Investment securities....................      17,816,780      19,804,145      21,589,707     19,571,828     19,777,743
Short-term investments...................       4,084,827       3,208,424       2,634,722      1,902,944      1,971,141
                                             ------------    ------------    ------------    -----------    -----------
Total interest-earning assets............     141,815,301     134,273,973     128,039,012    117,172,657    110,171,733
Total assets.............................     158,481,084     150,166,533     142,887,191    129,493,443    121,967,374
Non-interest bearing deposits............      23,819,589      23,555,639      23,011,139     20,983,720     19,881,441
Interest-bearing deposits................      79,605,369      76,364,563      75,927,767     72,338,107     69,905,470
                                             ------------    ------------    ------------    -----------    -----------
Total deposits...........................     103,424,958      99,920,202      98,938,906     93,321,827     89,786,911
Short-term borrowings....................      12,586,294      11,706,562      11,102,227     11,791,480     12,212,361
Long-term debt...........................      23,930,059      21,759,999      17,132,551     10,442,536      6,477,070
Shareholders' equity.....................      14,365,417      13,220,687      12,383,542     10,882,200     10,658,612
                                             ------------    ------------    ------------    -----------    -----------
RATIOS:
Return on average assets.................           1.81%           1.59%           1.49%          1.23%          1.57%
Return on average common equity..........          20.02%          18.02%          17.22%         14.70%         18.00%
Net interest margin......................           4.43%           4.47%           4.46%          4.72%          4.81%
Noninterest expense to net revenue.......          51.18%          54.84%          57.60%         59.62%         55.71%
Average equity to average total assets...           9.06%           8.80%           8.67%          8.40%          8.74%
                                             ------------    ------------    ------------    -----------    -----------
EXCLUDING MERGER RELATED CHARGES AND
  OTHER NONRECURRING ITEMS*
Adjusted net income......................    $  3,106,920    $  2,798,969    $  2,519,307    $ 2,123,993    $ 1,966,561
Return on average assets.................           1.96%           1.86%           1.76%          1.64%          1.61%
Return on average common equity..........          21.63%          21.17%          20.34%         19.66%         18.70%
Noninterest expense to net revenue.......          48.02%          49.60%          51.24%         51.94%         54.07%
                                             ------------    ------------    ------------    -----------    -----------
RECONCILIATION OF ADJUSTED NET INCOME TO
  NET INCOME
Adjusted net income......................    $  3,106,920    $  2,798,969    $  2,519,307    $ 2,123,993    $ 1,966,561
Merger-related and restructuring
  charges................................        (348,695)       (540,363)       (631,692)      (653,333)      (248,818)
Merger-related and restructuring gains...                                          48,051                       235,800
SAIF Assessment..........................                                                                       (27,907)
Applicable income taxes..................         117,394         123,212         197,184        128,556         (7,065)
                                             ------------    ------------    ------------    -----------    -----------
Net income...............................    $  2,875,619    $  2,381,818    $  2,132,850    $ 1,599,216    $ 1,918,571
                                             ============    ============    ============    ===========    ===========

-------------------------
* Items in this section have been adjusted for merger related charges, restructuring charges and the one-time SAIF assessment in 1996. The presentation of adjusted net income and related ratios, excluding "merger related charges and other nonrecurring items" as determined by Firstar and the old U.S. Bancorp, is intended to enhance the understanding and assessment of results of operations by highlighting net income attributable to normal, recurring operations of the business. Adjusted net income should not be viewed as a substitute for net income determined in accordance with GAAP. Furthermore, Firstar's and the old U.S. Bancorp's definition of "merger related charges and other nonrecurring items" may differ from that used by other companies.

 (fte)=fully taxable equivalent basis.

                                  U.S. BANCORP

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AT DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                FIRSTAR                       PRO FORMA      PRO FORMA
                                              CORPORATION    U.S. BANCORP    ADJUSTMENTS    U.S. BANCORP
                                              -----------    ------------    -----------    ------------
ASSETS:
Cash and due from banks...................    $ 4,332,584    $ 4,142,000      $      --     $  8,474,584
Money market investments..................        200,276        457,000                         657,276
Trading securities........................             --        753,000                         753,000
Investment securities:
     Available-for-sale...................     13,613,909      4,282,000                      17,895,909
     Held-to-maturity.....................        251,580             --                         251,580
                                              -----------    -----------      ---------     ------------
       Total investment securities........     13,865,489      4,282,000             --       18,147,489
Loans:
     Commercial loans.....................     19,240,653     34,016,000                      53,256,653
     Real estate loans....................     17,110,872     17,136,000                      34,246,872
     Retail loans.........................     17,354,315     17,939,000                      35,293,315
                                              -----------    -----------      ---------     ------------
       Total loans........................     53,705,840     69,091,000             --      122,796,840
Allowance for loan losses.................        720,083      1,067,000                       1,787,083
                                              -----------    -----------      ---------     ------------
          Net loans.......................     52,985,757     68,024,000             --      121,009,757
Loans held for sale.......................        713,023             --                         713,023
Premises and equipment....................        979,443        857,000       (103,000)       1,733,443
Intangible assets.........................      2,013,235      3,296,000                       5,309,235
Other assets..............................      2,495,085      5,525,000                       8,020,085
                                              -----------    -----------      ---------     ------------
       Total assets.......................    $77,584,892    $87,336,000      $(103,000)    $164,817,892
                                              ===========    ===========      =========     ============
LIABILITIES:
Deposits:
  Noninterest-bearing deposits............    $10,979,702    $15,653,000      $      --     $ 26,632,702
  Interest-bearing deposits...............     45,298,229     37,604,000                      82,902,229
                                              -----------    -----------      ---------     ------------
       Total deposits.....................     56,277,931     53,257,000             --      109,534,931
Short-term borrowings.....................      9,024,379      2,809,000                      11,833,379
Long-term debt............................      3,430,758     18,566,000                      21,996,758
Trust preferred securities................        445,835        950,000                       1,395,835
Other liabilities.........................      1,877,659      3,114,000        424,000        5,415,659
                                              -----------    -----------      ---------     ------------
       Total liabilities..................     71,056,562     78,696,000        424,000      150,176,562
SHAREHOLDERS' EQUITY:
Common stock..............................          9,844        948,000       (938,823)          19,021
Surplus...................................      1,863,910      1,473,000         81,555        3,418,465
Retained earnings.........................      5,321,832      6,336,000       (527,000)      11,130,832
Treasury stock, at cost...................       (747,836)      (132,000)       857,268          (22,568)
Accumulated other comprehensive income....         80,580         15,000                          95,580
                                              -----------    -----------      ---------     ------------
       Total shareholders' equity.........      6,528,330      8,640,000       (527,000)      14,641,330
                                              -----------    -----------      ---------     ------------
       Total liabilities and shareholders'
          equity..........................    $77,584,892    $87,336,000      $(103,000)    $164,817,892
                                              ===========    ===========      =========     ============

The accompanying notes are an integral part of the unaudited pro forma financial information.

                                  U.S. BANCORP

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   FIRSTAR                       PRO FORMA      PRO FORMA
                                                 CORPORATION    U.S. BANCORP    ADJUSTMENTS    U.S. BANCORP
                                                 -----------    ------------    -----------    ------------
INTEREST INCOME:
Interest and fees on loans...................    $4,475,880      $6,162,000      $      --     $10,637,880
Interest and fees on loans held for sale.....        98,510              --                         98,510
Interest on investment securities............       895,315         284,700                      1,180,015
Interest on money market investments.........        21,792         260,400                        282,192
                                                 ----------      ----------      ---------     -----------
       Total interest income.................     5,491,497       6,707,100             --      12,198,597
INTEREST EXPENSE:
Interest on deposits.........................     1,950,936       1,667,900                      3,618,836
Interest on short-term borrowings............       548,128         233,600                        781,728
Interest on long-term debt...................       293,476       1,334,300                      1,627,776
                                                 ----------      ----------      ---------     -----------
       Total interest expense................     2,792,540       3,235,800             --       6,028,340
                                                 ----------      ----------      ---------     -----------
          Net interest income................     2,698,957       3,471,300             --       6,170,257
Provision for loan losses....................       222,443         670,000                        892,443
                                                 ----------      ----------      ---------     -----------
          Net interest income after provision
            for loan losses..................     2,476,514       2,801,300             --       5,277,814
NONINTEREST INCOME:
Trust income.................................       452,323         473,900                        926,223
Mortgage banking income......................       164,822              --                        164,822
Service charges on deposits..................       215,465         469,300                        684,765
Credit card and ATM income...................       180,239         723,200                        903,439
Investment products fees and commissions.....        23,008         359,100                        382,108
Investment banking revenue...................            --         356,300                        356,300
Trading account profits and commissions......            --         252,500                        252,500
All other income.............................       469,330         617,100                      1,086,430
Investment securities gains, net.............         1,120           7,000                          8,120
                                                 ----------      ----------      ---------     -----------
       Total noninterest income..............     1,506,307       3,258,400             --       4,764,707
NONINTEREST EXPENSE:
Salaries.....................................       726,840       1,677,000                      2,403,840
Pension and other employee benefits..........        90,977         279,000                        369,977
Equipment expense............................       140,776         167,400                        308,176
Occupancy expense -- net.....................       159,995         236,900                        396,895
Goodwill and other intangible assets.........       121,836         235,500                        357,336
All other expense............................       528,482         941,300                      1,469,782
Merger related expenses......................       287,395          61,300                        348,695
                                                 ----------      ----------      ---------     -----------
       Total noninterest expense.............     2,056,301       3,598,400             --       5,654,701
                                                 ----------      ----------      ---------     -----------
INCOME BEFORE TAX............................     1,926,520       2,461,300             --       4,387,820
Income tax...................................       642,901         869,300                      1,512,201

NET INCOME...................................    $1,283,619      $1,592,000      $      --       2,875,619
                                                 ==========      ==========      =========     ===========
PER SHARE:
Basic earnings per common share..............    $     1.33      $     2.14                    $      1.51
Diluted earnings per common share............          1.32            2.13                           1.50
Average common shares -- basic (thousands)...       963,503         745,100                      1,906,055
Average common shares -- diluted
  (thousands)................................       972,482         747,900                      1,918,576

The accompanying notes are an integral part of the unaudited pro forma financial information.

                                  U.S. BANCORP

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1999
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    FIRSTAR                       PRO FORMA      PRO FORMA
                                                  CORPORATION    U.S. BANCORP    ADJUSTMENTS    U.S. BANCORP
                                                  -----------    ------------    -----------    ------------
INTEREST INCOME:
Interest and fees on loans....................    $3,968,923      $5,208,600      $      --      $9,177,523
Interest and fees on loans held for sale......       102,685              --                        102,685
Interest on investment securities.............       921,807         307,900                      1,229,707
Interest on trading securities................         6,377              --                          6,377
Interest on money market investments..........        21,920         160,200                        182,120
                                                  ----------      ----------      ---------      ----------
       Total interest income..................     5,021,712       5,676,700             --      10,698,412
INTEREST EXPENSE:
Interest on deposits..........................     1,678,839       1,291,200                      2,970,039
Interest on short-term borrowings.............       368,252         214,100                        582,352
Interest on long-term debt....................       331,475         910,700                      1,242,175
                                                  ----------      ----------      ---------      ----------
       Total interest expense.................     2,378,566       2,416,000             --       4,794,566
                                                  ----------      ----------      ---------      ----------
          Net interest income.................     2,643,146       3,260,700             --       5,903,846
Provision for loan losses.....................       187,301         531,000                        718,301
                                                  ----------      ----------      ---------      ----------
          Net interest income after provision
            for loan losses...................     2,455,845       2,729,700             --       5,185,545
NONINTEREST INCOME:
Trust income..................................       427,346         459,700                        887,046
Mortgage banking income.......................       151,736              --                        151,736
Service charges on deposits...................       181,348         434,600                        615,948
Credit card and ATM income....................       151,274         603,100                        754,374
Investment products fees and commissions......        41,153         347,700                        388,853
Investment banking revenue....................            --         245,400                        245,400
Trading account profits and commissions.......            --         215,900                        215,900
All other income..............................       434,952         453,600                        888,552
Investment securities gains/(losses) - net....        14,762          (1,300)                        13,462
                                                  ----------      ----------      ---------      ----------
       Total noninterest income...............     1,402,571       2,758,700             --       4,161,271
NONINTEREST EXPENSE:
Salaries......................................       862,092       1,460,900                      2,322,992
Pension and other employee benefits...........       137,550         248,400                        385,950
Equipment expense.............................       147,821         160,100                        307,921
Occupancy expense -- net......................       167,788         204,600                        372,388
Goodwill and other intangible assets..........       120,831         165,600                        286,431
All other expense.............................       539,304         824,900                      1,364,204
Merger related and restructuring expenses.....       470,463          62,400                        532,863
                                                  ----------      ----------      ---------      ----------
       Total noninterest expense..............     2,445,849       3,126,900             --       5,572,749
                                                  ----------      ----------      ---------      ----------
INCOME BEFORE TAX.............................     1,412,567       2,361,500             --       3,774,067
Income tax....................................       537,249         855,000                      1,392,249
                                                  ----------      ----------      ---------      ----------
NET INCOME....................................    $  875,318      $1,506,500      $      --      $2,381,818
                                                  ==========      ==========      =========      ==========
PER SHARE:
Basic earnings per common share...............    $     0.89      $     2.07                     $     1.25
Diluted earnings per common share.............          0.87            2.06                           1.23
Average common shares -- basic (thousands)....       987,488         727,531                      1,907,815
Average common shares -- diluted
  (thousands).................................     1,002,754         732,991                      1,929,988

The accompanying notes are an integral part of the unaudited pro forma financial information.

                                  U.S. BANCORP

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   FIRSTAR                        PRO FORMA       PRO FORMA
                                                 CORPORATION    U.S. BANCORP     ADJUSTMENTS    U. S. BANCORP
                                                 -----------    ------------     -----------    -------------
INTEREST INCOME:
Interest and fees on loans...................    $3,928,140      $4,921,800       $      --      $8,849,940
Interest and fees on loans held for sale.....        84,844              --                          84,844
Interest on investment securities............     1,002,273         366,400                       1,368,673
Interest on trading securities...............         8,894              --                           8,894
Interest on money market investments.........        28,037         119,200                         147,237
                                                 ----------      ----------       ---------      ----------
       Total interest income.................     5,052,188       5,407,400              --      10,459,588
INTEREST EXPENSE:
Interest on deposits.........................     1,843,674       1,391,000                       3,234,674
Interest on short-term borrowings............       381,985         212,700                         594,685
Interest on long-term debt...................       290,908         743,100                       1,034,008
                                                 ----------      ----------       ---------      ----------
       Total interest expense................     2,516,567       2,346,800              --       4,863,367
                                                 ----------      ----------       ---------      ----------
          Net interest income................     2,535,621       3,060,600              --       5,596,221
Provision for loan losses....................       164,790         379,000                         543,790
                                                 ----------      ----------       ---------      ----------
          Net interest income after provision
            for loan losses..................     2,370,831       2,681,600              --       5,052,431
NONINTEREST INCOME:
Trust income.................................       375,258         413,000                         788,258
Mortgage banking income......................       202,590              --                         202,590
Service charges on deposits..................       177,762         406,000                         583,762
Credit card and ATM income...................       130,535         574,800                         705,335
Investment products fees and commissions.....        44,862         229,700                         274,562
Investment banking revenue...................            --         100,400                         100,400
Trading account profits and commissions......            --         118,100                         118,100
All other income.............................       417,814         402,000                         819,814
Investment securities gains..................        16,530          12,600                          29,130
                                                 ----------      ----------       ---------      ----------
       Total noninterest income..............     1,365,351       2,256,600              --       3,621,951
NONINTEREST EXPENSE:
Salaries.....................................       953,309       1,210,900                       2,164,209
Pension and other employee benefits..........       172,990         222,300                         395,290
Equipment expense............................       160,737         153,400                         314,137
Occupancy expense -- net.....................       169,467         187,400                         356,867
Goodwill and other intangible assets.........       114,983         143,700                         258,683
All other expense............................       581,038         710,100                       1,291,138
Merger and restructuring expenses............       377,292         216,500                         593,792
                                                 ----------      ----------       ---------      ----------
       Total noninterest expense.............     2,529,816       2,844,300              --       5,374,116
                                                 ----------      ----------       ---------      ----------
INCOME BEFORE TAX............................     1,206,366       2,093,900              --       3,300,266
Income tax...................................       400,916         766,500                       1,167,416
                                                 ----------      ----------       ---------      ----------
NET INCOME...................................    $  805,450      $1,327,400       $      --      $2,132,850
                                                 ==========      ==========       =========      ==========
PER SHARE:
Basic earnings per common share..............    $     0.83      $     1.81                      $     1.12
Diluted earnings per common share............          0.81            1.78                            1.10
Average common shares -- basic (thousands)...       970,420         733,898                       1,898,801
Average common shares -- diluted
  (thousands)................................       989,085         744,178                       1,930,470

The accompanying notes are an integral part of the unaudited pro forma financial information.

                                  U.S. BANCORP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 -- BASIS OF PRESENTATION

     The merger transaction between the former U.S. Bancorp ("old U.S. Bancorp") and Firstar Corporation ("Firstar") was completed on February 27, 2001, with combined company retaining the U.S. Bancorp name (hereinafter referred to as "U.S. Bancorp").

     The unaudited pro forma combined financial information of U.S. Bancorp has been prepared under the pooling-of-interests method of accounting and is based on the historical consolidated financial statements of the two companies. A review of each company's respective accounting policies is being completed. As a result of this review, it will be necessary to restate certain amounts in the financial statements of U.S. Bancorp to conform to those accounting policies that will be followed. Any such restatements are not expected to be material, and therefore are not reflected in the unaudited pro forma combined financial information of U.S. Bancorp.

NOTE 2 -- SHAREHOLDER'S EQUITY

     Under the terms of the merger agreement, Firstar shareholders received one share, and the old U.S. Bancorp shareholders 1.265 shares, of common stock of U.S. Bancorp for each share of Firstar and old U.S. Bancorp common stock, held at February 27, 2001, respectively. Old U.S. Bancorp had 752,921,723 shares of common stock outstanding at February 27, 2001, which was exchanged for approximately 952,445,980 shares of U.S. Bancorp's common stock. U.S. Bancorp currently has approximately 1,904,056,390 shares outstanding.

     The common stock line item in the unaudited pro forma combined balance sheet of U.S. Bancorp has been adjusted to reflect the fact that, in connection with the merger, the par value of shares of U.S. Bancorp was reduced from $1.25 per share to $0.01 per share.

     The pro forma treasury stock adjustment reflects the cancellation of shares held by Firstar, the old U.S. Bancorp or any of their wholly-owned subsidiaries (except for shares held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity that are beneficially owned by third parties (trust account shares) or shares held by Firstar or the old U.S. Bancorp or any of their subsidiaries in respect of a debt previously contracted (DPC shares)).

NOTE 3 -- MERGER RELATED CHARGES

     In connection with the merger, management estimates U.S. Bancorp will incur pre-tax merger related charges of approximately $800 to $900 million. These are currently estimated to include $186 million in employee related costs, $312 million for conversions of systems and consolidation of operations, $103 million in occupancy and equipment charges (elimination of duplicate facilities and write-off of equipment) and $199 million in other merger related costs (including investment banking fees, legal, balance sheet restructuring charges and other costs). The remaining $100 million of merger related charges (primarily conversion of systems and consolidation of operations costs) that may be incurred will be evaluated by management on a cost/benefit analysis basis. These merger related costs may be incurred if future cost savings or future revenue enhancements can be derived.

     Estimated pre-tax merger related charges of $800 million have been reflected in the unaudited pro forma combined balance sheet of U.S. Bancorp as of December 31, 2000, as the underlying plan and actions have been finalized. However, they are not reflected in the unaudited pro forma combined income statements of U.S. Bancorp as they are not expected to have a continuing impact on the operations of U.S. Bancorp.

     The estimated pre-tax merger related charge, in connection with this merger, to be included in the first quarter ending March 31, 2001 is $500 million. This charge includes approximately $180 million of employee related costs, $9 million of occupancy and equipment charges, $48 million of conversion costs and $263 million of other merger related charges. It is anticipated that gains to be recognized in future quarters related to certain divestitures made in connection with the merger will reduce the other merger related costs to the estimated $199 million.